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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
               Prospectus dated February 19, 2002 and supplemented
              by the Prospectus Supplements, dated March 13, 2002,
                               April 22, 2002 and
                                 April 25, 2002
                                       of
                                  FINDWHAT.COM

     Kim Dinkel ("Ms. Dinkel") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

-    7,000 shares at $5.98 per share on April 26, 2002;

-    100 shares at $5.97 per share on April 26, 2002;

-    2,900 shares at $5.90 per share on April 26, 2002; and

-    2,500 shares at $6.00 per share on April 26, 2002.

This sale was effected by Merrill Lynch, as agent, at a total commission charge of $1294.87. Immediately following this sale, Ms. Dinkel beneficially owned 12,500 shares of our common stock.

     On April 29, 2002, the closing price per share of our common stock on the Nasdaq SmallCap Market was $5.58.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this Prospectus Supplement is April 30, 2002.